Contact: Edward F. Seserko

                                                               President and CEO
                                                               (412) 681-8400

                                                           For Immediate Release
                                                           October 22, 2004



                 EUREKA FINANCIAL CORPORATION ANNOUNCES EARNINGS
            FOR THE FOURTH QUARTER AND YEAR ENDED SEPTEMBER 30, 2004



Pittsburgh, Pennsylvania - Eureka Financial Corporation, (the "Company"), Pittsburgh, Pennsylvania, announced earnings for the fourth quarter and year ended September 30, 2004. For the quarter ended September 30, 2004, the Company earned $304,000, or $.24 diluted earnings per share, as compared to earnings of $185,000, or $.15 diluted earnings per share, for the quarter ended September 30, 2003. For the year ended September 30, 2004, the Company earned $933,000, or $.73 diluted earnings per share, as compared to earnings of $795,000, or $.63 diluted earnings per share, for the year ended September 30, 2003.

The Bank, founded in 1886, is a federally chartered stock savings bank and operates one office in the Oakland community of Pittsburgh. The Company's common stock trades in the over-the-counter market under the symbol "EKFC."

The foregoing material may contain forward-looking statements concerning the financial condition, results of operations and business of the Company. We caution that such statements are subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

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

                                                                        EUREKA FINANCIAL CORPORATION
                                                               Selected Financial Data
                                                                (Dollars in thousands except per share data)
                                                                --------------------------------------------


                                                                       September 30,      September 30,
                                                                          2004                2003
                                                                      -------------       -------------

Total assets                                                        $       89,375      $       83,321
Cash and investments                                                        24,211              28,042
Loans receivable, net                                                       62,722              53,288
Deposits                                                                    66,864              61,840
Total liabilities                                                           69,433              64,250
Stockholders' equity                                                $       19,942      $       19,071

Nonaccrual loans                                                    $          129      $          377
Repossessed real estate                                                        413                   0
Total nonperforming assets                                          $          542      $          377

Allowance for loan losses to nonperforming loans                           408.53%             129.71%
Nonperforming loans to net loans                                             0.21%               0.71%
Nonperforming assets to total assets                                         0.61%               0.45%
Book value per share                                                $        16.25      $        15.55
Number of common shares outstanding                                      1,227,093           1,226,538




                                                          Three Months Ended                       Twelve Months Ended
                                                            September 30,                             September 30,
                                                -----------------------------------       -----------------------------------
                                                    2004                  2003                2004                  2003
                                                -------------         -------------       -------------         -------------

Interest income                               $        1,215        $        1,190      $        4,701        $        4,699
Interest expense                                         387                   402               1,521                 1,665
                                                -------------         -------------       -------------         -------------
  Net interest income                                    828                   788               3,180                 3,034
Provision for loan losses                                 40                    10                  85                    10
                                                -------------         -------------       -------------         -------------

Net interest income after provision
   for loan losses                                       788                   778               3,095                 3,024
Noninterest income                                        29                    25                 144                   105
Noninterest expense                                      435                   561               2,087                 2,132
                                                -------------         -------------       -------------         -------------

Income before income taxes                               382                   242               1,152                   997
Income tax expense                                        78                    57                 219                   202
                                                -------------         -------------       -------------         -------------

Net income                                    $          304        $          185      $          933        $          795
                                                =============         =============       =============         =============


Information for inclusion in narrative:

Net Income                                    $      304,000        $      185,000      $      933,000        $      795,000
                                                =============         =============       =============         =============

Earnings Per Share - Basic                    $         0.25        $         0.15      $         0.76        $         0.65
                                                =============         =============       =============         =============

Earnings Per Share - Diluted                  $         0.24        $         0.15      $         0.73        $         0.63
                                                =============         =============       =============         =============
